Exhibit 10.17

OPERATING AGREEMENT

OF

ENVIROCARE OF UTAH, LLC

This OPERATING AGREEMENT (this “Agreement”) of Envirocare of Utah, LLC (the “Company”) is entered into this 31st day of January, 2005, by ENV Holdings LLC, a Delaware limited liability company (the “Member”), pursuant to and in accordance with the Utah Revised Limited Liability Company Act, Utah Code Ann. §48-2c-101 et. seq., as amended from time to time (the “Act”).

WITNESSETH:

WHEREAS, on or about January 31, 2005, the Khosrow B. Semnani Revocable Trust (the “Semnani Trust”) formed the Company pursuant to the Act by the filing of Articles of Conversion with the Utah Division of Corporations and Commercial Code converting Envirocare of Utah, Inc., a Utah corporation (the “Corporation”), into the Company and converting all outstanding shares of the Corporation into membership interests in the Company (the “Conversion”);

WHEREAS, immediately following the Conversion, the Semnani Trust transferred all of the outstanding membership interests in the Company to the Member; and

WHEREAS, the Member desires to set forth the business and purpose of the Company and the terms and conditions of the conduct of its affairs in this Agreement.

NOW, THEREFORE, in accordance with the Act, the Member hereby agrees as follows:

1. Name. The name of the limited liability company governed hereby is Envirocare of Utah, LLC.

2. Status. The Company is a Utah limited liability company organized under the Act.

3. Term. The Company’s existence as a limited liability company will be for the period set forth in the Company’s Articles, unless sooner terminated under the Act or this Agreement.

4. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

5. Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including Section 8.

6. Principal Business Office. The Company’s principal place of business is located at 605 North 5600 West, Salt Lake City, Utah 84116.

7. Registered Office and Registered Agent. The Company’s registered office in Utah is located at its principal place of business set forth in Section 6 above. Its registered agent at that location is Jean I. Everest II.

8. Management.

a. The Member has established the Company as a “board of managers-managed” limited liability company and creates hereby a board of managers (the “Board of Managers”) of six (6) Persons to manage the Company and its business and affairs. Each of the Persons appointed to the Board of Managers is referred to herein as a “Manager.” The Member shall designate each of the members of the Board of Managers and may remove any of such Managers at any time and from time to time, with or without cause (subject to applicable law), in its sole discretion. The members of the Board of Managers shall be comprised of the individuals set forth on Schedule I attached hereto, which schedule shall be amended from time to time to reflect any changes to the Board of Managers effected by the Member.

b. The Board of Managers shall have the exclusive right to manage and control the Company. Except as otherwise specifically provided herein, the Board of Managers shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, as specified in Section 4 and Section 5 hereof, and each Manager shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in and under the Act; and each Manager shall be a “manager” for purposes of the Act; provided, however, that no individual Manager shall have the authority to act for or bind the Company without the requisite consent of the Board of Managers.

c. Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company), shall be in the sole and absolute discretion of the Board of Managers.

d. Meetings of the Board of Managers are expected to be held on approximately a quarterly basis, but in any event shall be held not less than annually, when called by either the chairman thereof or the Member, upon not less than 5 business days’ advance written notice to the members of the Board of Managers by the chairman or the Member. Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting. Additionally, a waiver of such notice in writing signed by the Manager entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The quorum for a meeting of the Board of Managers shall be a simple majority of its voting members. Members of the Board of Managers may participate in any meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. All action taken by the Board of Managers shall be by a vote of a simple majority of the voting members present at a meeting thereof in person or by telephone. Except as expressly provided in this Section 8, the Board of Managers shall conduct its business in such manner and by such procedures as a majority of its members deem appropriate.

e. The Board of Managers may also take action without any meeting of the members of the Board of Managers by written consent of a simple majority of the members setting forth the action to be approved.

f. The Member, in its capacity as such, shall not participate in or have any control over the business of the Company. The Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement. The Member, in its capacity as such, shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in its capacity as a Member of the Company, to act for or bind the Company.

9. Officers. The Board of Managers is authorized to appoint any Person as an officer of the Company who shall have such powers and perform such duties incident to such Person’s office as may from time to time be conferred upon or assigned to it by the Board of Managers. Any appointment pursuant to this Section 9 may be revoked at any time by the Board of Managers. In addition, the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of the Member, to perform services for, or furnish goods to, the Company.

10. Actions by the Board of Managers. Except as may be expressly limited by the provisions of this Agreement, including, without limitation, Section 8(b) and Section 8(d) hereof, any Manager is specifically authorized to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

11. Name and Mailing Address of the Member. The name and business address of the Member are as follows:

Name	Address
ENV Holdings LLC	605 North 5600 West
Salt Lake City, Utah 84116

12. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, the Board of Managers, any officer, employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

13. Admission as a Member; Membership Interests. The Member is deemed admitted as a Member of the Company upon its execution and delivery of this Agreement. The Member owns all of the outstanding membership interests in the Company. The Member’s membership interests shall be represented by a certificate for 1000 Units of the Company, which certificate shall be signed by the President and Secretary of the Company.

14. Additional Capital Contributions. The Member is not required to make additional capital contributions to the Company.

15. Capital Account. The total capital of the Member in the Company from time to time shall be referred to as the Member’s “Capital. A Capital account shall be maintained for the Member on the books of the Company, which account shall set forth the Capital of the Member in the Company. Such Capital account shall be adjusted to reflect the Member’s shares of allocations and distributions as provided in Section 17 of this Agreement, and any additional capital contributions to the Company or withdrawals of Capital from the Company. Such Capital account shall further be adjusted to conform to the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as interpreted in good faith by the Member.

16. Profits and Losses. The Profits or Losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes Profits or Losses, such Profits or Losses, respectively, shall be allocated to the Member. As used herein, “Profits” and “Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

a. any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; or

b. any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss.

17. Allocations and Distributions.

a. Allocations of Profit and Loss. Whenever a proportionate part of the Company’s Profit and Loss is allocated to the Member, every item of income, gain, loss, deduction and credit entering into the computation of such Profit or Loss applicable to the period during which such Profit or Loss was realized shall be allocated to the Member.

b. Distributions. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

18. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

19. Exculpation and Indemnification. None of the Member, any of its respective members, managers, employees, agents, officers, directors, any of their respective affiliates, consultants, employees or agents or any Manager, employee, agent, or officer or any of their respective affiliates, consultants, employees or agents (each an “Indemnified Party”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof.

20. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

21. Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

22. Termination of Membership. The rights of the Member to share in the Profits and Losses of the Company, to receive distributions and to assign its interest in the Company pursuant to Section 21 shall, on its dissolution, termination, winding-up, bankruptcy, or other inability to act in such capacity, devolve on its legal representative for the purpose of settling its estate or administering its property.

23. Dissolution.

a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(i) the expiration of the term set forth in Section 3;

(ii) the written consent of the Member;

(iii) any event that makes the Company ineligible to conduct its activities as a limited liability company under the Act; and

(iv) any event or circumstance that makes it unlawful or impossible for the Company to carry on its business.

b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

24. Elections. The Member shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws, and the Member shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from their making or failing to make any such elections.

25. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

26. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

27. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Utah (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

28. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

29. Certain Defined Terms. As used in this Agreement (i) the term “Person” means any individual or Entity and, where the context so requires, the legal representatives, successors in interest and permitted assigns of such Person, (ii) the term “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative association or other entity, (iii) the term “Affiliate” means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries, Control, is Controlled by or is under common Control with such Person, and (iv) the terms “Control” and “Controlled” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

MEMBER:

ENV HOLDINGS LLC

By:	/S/ LANCE L. HIRT
Lance L. Hirt
Authorized Signatory

SIGNATURE PAGE TO

OPERATING AGREEMENT OF ENVIROCARE OF UTAH, LLC

Schedule I

Board of Managers

1.	Robert D. Lindsay

2.	Alan E. Goldberg

3.	Lance L. Hirt

4.	Andrew S. Weinberg

5.	Jordan W. Clements

6.	R Steve Creamer